UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 21, 2009

Williams-Sonoma, Inc.

(Exact name of registrant as specified in its charter)

California	001-14077	94-2203880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

    3250 Van Ness Avenue, San Francisco, California 94109

(Address of principal executive offices)

Registrant’s telephone number, including area code                  (415) 421-7900

                                                 N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On January 21, 2009, Williams-Sonoma, Inc. (the “Company”) announced via press release a series of actions that it is taking in order to align the Company’s infrastructure with current sales trends and to strengthen the Company’s long-term competitive positioning. These actions include:

(i) an 18% reduction in company-wide full-time headcount (approximately 1,400 positions);

(ii) the closure of the Company’s 38,000 square foot Camp Hill, Pennsylvania call center; and

(iii) the closure of a 500,000 square foot distribution facility in Memphis, Tennessee.

A copy of the press release is filed as Exhibit 99.1 to this report, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	List of Exhibits:

99.1	Press Release dated January 21, 2009 titled “Williams-Sonoma, Inc. Announces $75 Million Infrastructure Cost Reduction Plan for 2009”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS-SONOMA, INC.

Date: January 21, 2009	By:	/s/ Sharon L. McCollam
Sharon L. McCollam Executive Vice President, Chief Operating and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated January 21, 2009 titled “Williams-Sonoma, Inc. Announces $75 Million Infrastructure Cost Reduction Plan for 2009”

4